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                                                                   EXHIBIT 10.24

                            FIRST AMENDMENT TO RADNOR
                      TECHNOLOGY AND RESEARCH CENTER LEASE


      THIS FIRST AMENDMENT TO LEASE (the "Amendment") is made this 21st day of June, 2002 by and between RADNOR PROPERTIES-145 KOP, L.P., a Delaware limited partnership (hereinafter called "Landlord"), and CENTOCOR, INC., a Pennsylvania corporation (hereinafter called "Tenant").


                                   BACKGROUND

      A. Landlord entered into that certain Radnor Technology and Research Center Lease dated March 8, 2002 (the "Lease"), whereby Landlord leased to Tenant and Tenant rented from Landlord the space containing 135,125 rentable square feet (the "Demised Premises") located on the court level and third (3rd) and fourth (4th) floors of the research building (the "Research Building") which is located within the Radnor Technology and Research Center (the "Center"), at 145 King of Prussia Road, Radnor Township, Delaware County, Pennsylvania 19087.

      B. Tenant desires to expand the amount of space it is leasing in the Center to include the space more particularly delineated on the site plan attached hereto as Exhibit "A" and made a part hereof containing 1,344 rentable square feet (the "Storage Building"), located in a one (1) story building which shall be leased entirely by Tenant. Landlord is willing to lease the Storage Building to Tenant, and otherwise accommodate Tenant all on and subject to the terms set forth herein.

      C. As of the date hereof, the Storage Building shall constitute a part of the "Demised Premises" under the Lease and, unless expressly set forth herein to the contrary, all of the terms and conditions set forth in the Lease shall apply to the Storage Building. Additionally, with respect to the Storage Building only, the term "Storage Building" (as defined above) shall replace the term "Research Building" in the Lease, where applicable.

                                      TERMS

      NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, agree as follows:

      1 . STORAGE BUILDING. Landlord, for the term set forth in the Lease, leases to Tenant, and Tenant rents from Landlord, all of the space located in the Storage Building, on the following terms and conditions:

            1.1. The Storage Building shall be used by Tenant only for the temporary storage of chemicals and materials that Tenant uses or creates as part of its business that is conducted in the Research Building. Tenant agrees that, upon Landlord's sixty (60) days' written notice to Tenant, Landlord shall have the right to recapture up to one-third (1/3) of the

(C)2001 The Rubenstein Company, L.P. All Rights Reserved.

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rentable square footage of the Storage Building, in the location identified on the plan attached hereto as Exhibit "B", so that Landlord can lease space in the Storage Building to other tenants of the Center. In the event of such recapture, the minimum rent payable pursuant to Paragraph 1.2 hereof, the electrical services charge payable pursuant to Paragraph 1.5 hereof, and the Operating Expenses and Taxes charge payable pursuant to Paragraph 1.9 hereof shall all be proportionately reduced to reflect the reduction in rentable square footage leased by Tenant.

            1.2. Minimum rent for the Storage Building shall commence on July 1,2002 and accrue during the term as follows:

                                                        ANNUAL MINIMUM       MONTHLY
      AGREEMENT PERIOD                      RATE            RENT           MINIMUM RENT
---------------------------------        ----------    ---------------    ------------
July 1,  2002 - March 31, 2003           $   15.00     $   20,160.00     $   1,680.00
April 1, 2003 - March 31, 2004           $   15.45     $   20,764.80     $   1,730.40
April 1, 2004 - March 31, 2005           $   15.90     $   21,369.60     $   1,780.80
April 1, 2005 - March 31, 2006           $   16.35     $   21,974.40     $   1,831.20
April 1, 2006 - March 31, 2007           $   16.80     $   22,579.20     $   1,881.60

Minimum rent shall be payable during the term hereof, in advance, in the monthly installments as set forth above, the first installment to be payable upon the execution of this Amendment and subsequent installments to be payable on the first day of each successive month of the term hereof following the first month of such term.

            1.3. The storage, removal and disposal of materials from the Storage Building shall be subject to the rules and regulations and other requirements promulgated by Landlord for the health, safety and well-being of the Storage Building and the Center, including without limitation those set forth in Paragraph 6.11 of the Lease. Tenant shall keep the Storage Building and all improvements, installations and systems therein in good order and condition. Landlord shall have no liability to Tenant for any loss, claims or damage incurred by Tenant in the Storage Building, whether or not occasioned by the negligence of Landlord, its agents, servants, employees invitees or visitors.

            1.4. Landlord shall not be required to maintain, repair or provide any services to the Storage Building other than gas, electric and domestic water and sewer in order to provide heat and lighting in accordance with the then current heat and lighting conditions in the Storage Building.

            1.5. So long as Tenant does not use the cold box located in the Storage Building, Tenant shall pay Two Dollars ($2.00) per rentable square foot of the Storage Building for electrical services used in the Storage Building. If Tenant does use the cold box located in the Storage Building, Tenant shall install, at Tenant's sole cost and expense, a separate meter to measure such electrical services and, in lieu of such Two Dollars ($2.00) per rentable square foot charge, Tenant will pay for all such electrical services as measured by such meter.

            1.6. Tenant shall be responsible for any and all loss or damage to Tenant's property in the Storage Building, by fire or other casualty, ordinary wear and tear, or from any

(C)2001 The Rubenstein Company, L.P. All Rights Reserved.

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other cause or circumstance that may occur.

            1.7. Tenant acknowledges that it has accepted the Storage Building in its "AS IS" condition. Except as expressly set forth in this Amendment, Landlord shall have no obligation to provide cleaning services or other services to the Storage Building.

            1.8. Upon the termination or earlier expiration of the Lease, Tenant shall remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Storage Building to Landlord peaceably and quietly, BROOM CLEAN, and in as good order and condition as at the inception of the term, reasonable use and wear excepted, and in accordance with the standards set forth in Paragraphs 6.11 and 6.12 of the Lease.

            1.9. In addition to the charges payable by Tenant pursuant to Paragraph 1.5 above, Tenant shall pay Four Dollars ($4.00) per rentable square foot of the Storage Building for Operating Expenses (as defined in the Lease) and Taxes (as defined in the Lease) which shall be increased by three percent (3%) per calendar year of the term hereof.

            1.10. Paragraph 5 of the Lease shall not apply to the Storage Building.

      2. ADDRESS FOR PAYMENT. In Paragraph 3.2 of the Lease, the address "c/o The Rubenstein Company, L.P., 4100 One Commerce Square, 2005 Market Street, Philadelphia, Pennsylvania 19103" shall be deleted and the address "P.O. Box 8000, Department 175, Buffalo, New York 14267" shall be inserted in its place.

      3. CONFESSION OF JUDGMENT. Tenant hereby grants the warrants of attorney to Landlord to confess judgment against Tenant as set forth in Paragraph 12.7 of the Lease, all of the terms and conditions of which are incorporated herein by reference. The parties further acknowledge the effectiveness of such confession of judgment as if fully set forth herein.

      4. DEFINITIONS. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

      5. NO DEFAULT. Tenant represents, warrants and covenants that to the best of Tenant's knowledge, no Event of Default has occurred under the Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant thereunder.

      6. CROSS DEFAULT. An Event of Default by Tenant under the Lease shall, at the option of Landlord, constitute an Event of Default by Tenant under the leases between Tenant and Landlord and/or Landlord's affiliates and an Event of Default under Tenant's other leases shall be an Event of Default under the Lease.

      7. EFFECT OF AMENDMENT. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective

(C)2001 The Rubenstein Company, L.P. All Rights Reserved.

                                       3
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assigns. In the event of any conflict between the terms contained in this
Amendment and the Lease with respect to the Storage Building only, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

      8. MISCELLANEOUS. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant.

            IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Amendment to be executed by their duly authorized representatives the day and year first above written.

WITNESS:                                 LANDLORD:

                                         RADNOR PROPERTIES-145 KOP, L.P.,

                                         By: Radnor GP-145 KOP, L.L.C.
                                               General Partner

/s/ [ILLEGIBLE]                          By: /s/ [ILLEGIBLE]
----------------------                       ------------------------------
                                             Authorized Signature

WITNESS:                                 TENANT:

                                         CENTOCOR, INC.

      /s/ JILL TIRACORDA                 By: /s/ RICHARD A. BIERLY
      -------------------                   --------------------------------
Name: Jill Tiracorda                       Name: Richard A. Bierly
                                           Title: VP FINANCE
                                                  6/19/02

(C)2001 The Rubenstein Company, L.P. All Rights Reserved.

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